UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Iridium Communications Inc. (the “Company”) was held on May 9, 2013 in McLean, Virginia. Of the 76,593,862 shares outstanding as of the record date, 67,397,812 shares, or approximately 88.0%, were present or represented by proxy at the meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal 1 — Election of Directors

The following nine (9) directors were elected to serve for one-year terms until the 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Niehaus	48,815,611	77,604	18,504,597
J. Darrel Barros	48,750,311	142,904	18,504,597
Thomas C. Canfield	48,817,411	75,804	18,504,597
Brigadier Gen. Peter M. Dawkins (Ret.)	48,794,564	98,651	18,504,597
Matthew J. Desch	48,766,345	126,870	18,504,597
Alvin B. Krongard	48,757,194	136,021	18,504,597
Admiral Eric T. Olson (Ret.)	48,794,091	99,124	18,504,597
Steven B. Pfeiffer	48,798,849	94,366	18,504,597
Parker W. Rush	48,794,511	98,704	18,504,597

Proposal 2 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
44,460,840	454,007	3,978,367	18,504,598

Proposal 3 — Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
67,252,076	99,883	45,853	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

	By:	/s/ Matthew J. Desch
Date: May 13, 2013		Matthew J. Desch
Chief Executive Officer